UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 15, 2006

OGE ENERGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 755,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries (“Enogex”), a natural gas pipeline business with principal operations in Oklahoma.

On November 15, 2006, the Company issued a press release announcing that the Company’s Board of Directors has declared a first quarter 2007 dividend of $0.34 per common share of stock, to be paid January 30, 2007, to shareowners of record on January 10, 2007. The dividend amount increased from the previous quarter, which, on an annual basis, would raise the dividend to $1.36 per share from $1.33 per share. Separately, the Board appointed Howard Motley as Vice President of Regulatory Affairs for OG&E. For further information, see the press release attached as Exhibit 99.01.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.01	Press release dated November 15, 2006, announcing OGE
Energy Corp. increases dividend, appoints new VP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller – Chief Accounting Officer

November 16, 2006

Exhibit 99.01

OGE Energy Corp. increases dividend, appoints new VP

Annual increase from $1.33 to $1.36 per share; Motley to head Regulatory Affairs

OKLAHOMA CITY -- The OGE Energy Corp. (NYSE: OGE) Board of Directors has declared a first-quarter dividend of $0.34 per common share of stock, to be paid Jan. 30, 2007, to shareowners of record on Jan. 10, 2007.

The dividend amount increased from the previous quarter, which raises the company’s annual dividend to $1.36 per share from $1.33 per share.

“We are pleased to be in a position to increase the dividend for our shareowners,” said Steven E. Moore, chairman, president and CEO of OGE Energy. “We are proud of our strong dividend history and we hope to continue to grow it in a careful, measured fashion. We will maintain a sharp focus on dividend policy as we enter a period when we expect to make significant capital investments.”

Separately, the Board appointed Howard Motley vice president of regulatory affairs for Oklahoma Gas & Electric Company, OGE Energy’s electric utility subsidiary. Motley served for 17 years on the staff of the Oklahoma Corporation Commission and worked as a utility regulatory consultant for 11 years before joining OG&E in 2001. Most recently, he served as Director of Regulatory Affairs and Strategy for OG&E.

OGE Energy also is the parent company of Enogex Inc., a natural gas pipeline business.

CLASS OF STOCK:	OGE Energy Corp. Common
DIVIDEND PER SHARE:	$0.34
RECORD DATE:	01/10/07
PAYMENT DATE:	01/30/07